                                                          EXHIBIT 10 TO FORM S-1

                                                           EXHIBIT 8 TO FORM N-4

                  FORM OF RESPONSIBILITY AND COST ALLOCATION

                               AGREEMENT BETWEEN

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                                      AND
                            JOHN HANCOCK FUNDS, INC.

       This Agreement is executed and effective on this ______ day of __________, 1996, between John Hancock Mutual Life Insurance Company ("Hancock"), whose principal place of business is John Hancock Place, Boston, MA, 02117, and John Hancock Funds, Inc. ("Funds, Inc."), whose principal place of business is 101 Huntington Avenue, Boston, MA, 02199. Hancock shall act on behalf of John Hancock Variable Life Insurance Company ("JHVLICO") for all matters arising under this Agreement.
       The purpose of this Agreement is to formalize the relationship between Hancock and Funds, Inc. and to set forth the respective rights, duties, obligations and privileges of the parties with respect to the development, introduction, registration, monitoring, distribution, administration and service of certain variable annuity contracts to be issued by John Hancock Mutual Life Insurance Company and supported by one or more of its segregated assets accounts ("Contracts"). The Contracts may be issued on a group or individual basis, and the terms "Annuity Contracts" or "Contracts" when used herein shall include certificates issued under group Contracts. The Contracts may be issued as combination contracts having a fixed account, as well as conventional variable account investment options. Such fixed account investment options may incorporate market value adjustment features.
       This Agreement is supplemental to any other agreements between or among any of the parties that concern any of the same matters. In case of any inconsistency between this Agreement and any other such agreement, or on matters as to which any such other agreement is silent, the provisions of this Agreement shall control.

       If this Agreement, or any other agreement between or among any of the parties assigns a function, duty or responsibility to any party, said party shall bear the expense of discharging and performing that function, duty or responsibility, except to the extent that this Agreement or any other agreement between the parties concerned provides otherwise. In particular, and without limitation, any expenses or fees allocated to the "Trust" (defined below) under any of its management or sub-management, distribution, transfer agency or custodian agreements shall be borne by the Trust rather than by any party to this Agreement.
       Hancock may allocate or delegate any duties or obligations under this Contract to any of its subsidiaries or affiliates, but no such allocation or delegation will relieve Hancock of its responsibility to Funds, Inc. for the performance of such duties or obligations. Funds, Inc. may delegate any duties or obligations under this Agreement to any of its affiliates including, but not limited to, John Hancock Investor Services Corporation ("JHISC"), John Hancock Advisers, Inc. ("Advisers"), and John Hancock Insurance Agency, Inc. ("Funds Insurance Agency"), but no such delegation will relieve Funds, Inc. of its responsibility to Hancock for the performance of such duties or obligations.
       Hancock warrants and represents that it is organized as a mutual life insurance company under the laws of Massachusetts and is in good standing under the laws of the Commonwealth of Massachusetts. It represents that it is empowered to take the actions necessary to fulfill the covenants it has made under this Agreement. Funds, Inc. warrants and represents that it is a corporation in good standing under the laws of the Commonwealth of Massachusetts and is registered as a Broker Dealer with the National Association of Securities Dealers, Inc., and that it is empowered to take the actions necessary to fulfill the covenants it has made under this Agreement.


                        ARTICLE I.  FILINGS & APPROVALS


       Contract assets are invested, at the discretion of the Contract owner, in any one or more of the Subaccounts of a segregated asset account of JHVLICO or Hancock as the case may be, and in an unregistered separate account supporting fixed-dollar benefits. The assets of each of the Subaccounts will be held in a corresponding Fund of John Hancock Declaration Trust ("Trust"), an open-end diversified investment management company of the series type.

This Article addresses certain regulatory aspects of the establishment of the Account, the unregistered separate account, and the Trust.


       Hancock will be responsible for the registration of the Account and the Contracts under the Investment Company Act of 1940 and the Securities Act of 1933, respectively, and for using its best efforts to maintain those registrations continuously in effect in accordance with all applicable legal requirements and to prepare and file any supplements to the prospectuses and statements of additional information contained therein. Hancock shall also be responsible for all other compliance by the Account with the Investment Company Act of 1940, including, without limitations, filing required periodic reports on Form N-SAR. Funds, Inc. will provide to Hancock all necessary information regarding additions to or modifications of the Trust and all other information necessary to aid Hancock in meeting its aforesaid obligations.


       Funds, Inc. has designated Advisers to be responsible for the registration of the Trust and its shares under the Investment Company Act of 1940 and the Securities Act of 1933, respectively, and for using its best efforts to maintain those registrations continuously in effect in accordance with all applicable legal requirements and to prepare and file any supplements to the prospectuses and statements of additional information contained therein. Funds, Inc. shall also be responsible for all other compliance by the Trust with the Investment Company Act of 1940, including, without limitations, filing required periodic reports on Form N-SAR. Hancock will provide to Advisers all necessary information regarding additions to or modifications of the Account and the Contracts and all other information necessary to aid Advisers in meeting its aforesaid obligations.


       Hancock will be responsible for determining whether registrations, approvals or other filings under "blue sky" laws are necessary in each jurisdiction in order to permit the offer and sale of the Contracts therein and will effect and maintain compliance therewith so long as legally required, to the extent that Contracts are authorized for sale in said jurisdiction. Funds, Inc. will have the analogous "blue sky" responsibilities with respect the Trust.

       Hancock will be responsible for the filing and approval of the Contracts under the applicable laws and regulations of the several states and will not authorize the Contracts for sale in any jurisdiction, unless all such required filings have been made, and approvals obtained, with respect to the Contracts and any riders and endorsements thereto in the form to be used in such jurisdiction and any related application forms. Hancock will advise Funds, Inc. of any variations required in particular jurisdictions (e.g., minimum guaranteed interest rate, non-availability of market value adjustment feature, contract to be issued on an individual (rather than a group) basis, unavailability of any riders, requirements for unisex contracts, unavailability of specific investment options in certain states, availability of alternate assumed interest rates, "free look" requirements).

       Compliance with regulatory requirements involves task allocations as summarized in Exhibit A.*


                    ARTICLE II.  ADMINISTRATION OF PRODUCTS


Allocation of Tasks
- -------------------
       Exhibit B summarizes the allocation of tasks between Hancock and Funds, Inc. for the administration of the products. Funds, Inc. has designated John Hancock Investor Services Corporation ("JHISC") to be responsible for certain of the administrative tasks.


                          ARTICLE III.  DISTRIBUTION


1.     National Distributor
       --------------------
       Funds, Inc. shall be the National Distributor of the Contracts developed and marketed pursuant to this Agreement. Funds, Inc. shall be considered the underwriter of the products for the purposes of the principal distribution of the products pursuant to the securities laws. Hancock shall be considered the underwriter for the purposes of the insurance laws and regulatory compliance. This distribution right shall be exclusive to Funds, Inc. and Funds, Inc. shall perform its responsibilities pursuant to and in conformity with one or more Marketing and Distribution Agreements that it shall enter into with John Hancock.

2.     Distribution of Products
       ------------------------
       Funds, Inc. shall distribute the Contracts through the network of broker-dealer firms with whom Funds, Inc. has or will develop relationships. Funds, Inc. shall select the broker-dealers licensed, or whose associated persons are licensed, to sell insurance products, and shall submit to Hancock applications from brokers to enter into Soliciting Dealer Agreements with Funds, Inc. and John Hancock for the offer and sale of the Contracts. Funds, Inc. will monitor compliance by the broker-dealers and their associated persons with the various state licensing requirements and with their other contractual obligations to Hancock.

       Funds, Inc. shall be solely responsible for the selection of those firms which will participate in the offering of the Contracts. Hancock is under no obligation whatsoever to provide any assistance to Funds, Inc. in the search for such distribution channels.

3.     Task Allocation
       ---------------
       Exhibit C summarizes the allocation of tasks between the Hancock and Funds, Inc. in the distribution of the Contracts.

4.     Sales Plan
       ----------
       The parties shall cooperate in establishing sales objectives and determining anticipated resource requirements for the promotion of the Contracts. Resource requirements include estimation by the parties of the need for prospectuses, sales and promotion materials, licensing guides, etc., to achieve sales objectives. Funds, Inc. shall have the primary responsibility for developing any sales plan necessary to market the product.


                      ARTICLE IV.  INVESTMENT MANAGEMENT


1. Funds, Inc. has designated Advisers to be responsible for the investment management of the Trust in which the assets of the Account will be invested. Advisers shall perform investment management services in accordance with Investment Management Agreements approved in accordance with the Investment Company Act of 1940. The Product is best described as follows: A variable annuity issued by John Hancock Variable Life Insurance Company and John Hancock Mutual Life Insurance Company and will be known as the

Deferred Combination Fixed and Variable Annuity Contracts. The Contract owner will have a fixed or general account investment option and Ten separate account investment options.



* The Exhibits form an integral part of this agreement, and further define the rights and obligations of the parties as if set forth in the body of the agreement.

Each separate account investment option will correspond to a separate mutual fund which will be a series of John Hancock Declaration Trust. The separate account options will invest in shares of the John Hancock Declaration Series Trust which will be organized and managed by John Hancock Advisers, Inc.

2. Advisers shall provide to Hancock regular semi-annual and annual reports on the Trust, and such other reports and information requested by Hancock, as required by Hancock for statutory or internal reporting on the status of the Separate Account.

3. Advisers may introduce additional Funds to the Trust, with the approval of Hancock.

4. Advisers shall be responsible for ensuring that each Fund of the Trust is operated in conformity with the diversification requirements as in effect under
Section 817(h) of the Internal Revenue Code of 1986.


                        ARTICLE V.  GENERAL PROVISIONS


1.     Waiver
       ------

       Failure of Hancock or Funds, Inc. to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

2.     Binding Effect
       --------------

       This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that no party shall assign or sub-contract this Agreement, except as specifically permitted herein, or in the course of corporate reorganization or restructuring, or any rights or obligations hereunder without the prior written consent of each of the others.



3.     Notices
       -------
       All notices, request, demands and other communications under this Agreement shall be in writing unless otherwise agreed and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given at the then currently designated principal office of the party served.

4.     Confidentiality
       ---------------
       All parties agree to maintain the confidentiality of any non-public proprietary information provided to them.

5.     Information Availability; Records
       ---------------------------------
       Except with respect to information expressly designated as proprietary information of a trade nature, the books, records and reports maintained by each party pursuant to the Agreement shall be made available to the other party of the Agreement at reasonable notices and reasonable times. It is expressly understood by each party that these records will be made available to internal, statutory or GAAP auditors of either party, or any regulatory authority over either party.


       Hancock and Funds, Inc. agree to keep all records required by federal and state laws and regulation, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions, and to assist one another in the timely preparation of records.
To the extent that such records maintained by Hancock or Funds, Inc. (the "Maintaining Party") are necessary to satisfy the recordkeeping requirements imposed by federal securities laws and regulation on any other party to this Agreement (the

"responsible Party"), the Responsible Party hereby appoints the Maintaining Party as its agent for the purpose of keeping and maintaining such records. As required by Rule 31a-3 under the Investment Company Act of 1940 and Rule 17a-4(i) under the 1934 Act, such records will be the exclusive property of the Responsible Party, but this shall not preclude the Maintaining Party from having access to such data or records or keeping copies thereof for it's own files; and, as the Responsible Party may request, the Maintaining Party shall, as soon as practicable, deliver to the Responsible Party or provide the responsible party with reasonable access to data or records held by it for the Responsible Party pursuant to this Agreement in a form mutually agreed to by such parties. In order to comply with 1934 Act Rule 17a-4(i), with respect to books and records maintained or preserved subject thereto, the Maintaining Party hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by Representatives or designees of the Securities and Exchange Commission ("SEC"), and to promptly furnish any part of such books and records.


6.     Independence of Corporate Identities
       ------------------------------------
       This Agreement and the relationship established hereby do not constitute an agency, partnership, association or other merging of corporate identities. This Agreement exists for the sole purpose of developing, marketing and administering the products described herein.


7.     Governing Law
       -------------
       This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts.

8.     Amendment
       ---------
       This Agreement may be amended in a writing signed by both parties.

9.     Severability
       ------------
       If any court of competent jurisdiction declares that any portion of this Agreement is not enforceable by operation of law, or if any portion otherwise becomes incapable of performance, there shall be no impact whatsoever on the remaining provision of this Agreement.

                          ARTICLE VI.     TERMINATION


1. Any party may terminate this Agreement with or without cause, by giving sixty (60) days written notice to the other parties.


2.     This Agreement shall terminate automatically in the event a party

       (a)  ceases doing business and elects to be dissolved;
       (b) becomes insolvent or admits in writing its inability to pay its debts as they come due;
       (c) files a voluntary petition in bankruptcy or for reorganization or is adjudicated as bankrupt or insolvent; or
       (d) has a liquidator, trustee, or receiver appointed over its affairs or a substantial portion of its assets, and such appointment shall not have been terminated and discharged within thirty (30) days.


3. This Agreement shall automatically terminate when required by any governmental authority or court of law. If any law, regulation, or order or ruling of any governmental authority or court of law prohibits or makes illegal compliance by either party with any obligation hereunder, then this Agreement may be terminated by any party immediately upon written notice to the other parties.


4. Notwithstanding the foregoing, all conditions, duties and obligations of this agreement will remain in effect with respect to Contracts issued prior to the termination of this Agreement, including the payment of additional premiums under those Contracts.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


John Hancock Mutual Life             John Hancock Funds, Inc.
Insurance Company

By:                                        By:
   ------------------------                   -----------------------

                                   EXHIBIT A
                          REGULATORY RESPONSIBILITIES
                          ---------------------------

HANCOCK                                          FUNDS, INC.
- -------                                          -----------

              Joint development of product
              specifications and pricing. Internal costs to be borne by respective parties as incurred.

 .  Prepare filing drafts of                        .  Prepare filing drafts of
   Account prospectus and                             Trust prospectus and
   statement of additional                            statement of additional
   information (including                             information and provide
   possible request for                               Hancock with copies for
   exemptive relief) and                              review.
   contract/application. Provide
   copies to Funds, Inc. for
   review.

              Exchange of comments on drafts and
              preparations of redrafts for filing.

 .  File Contract registration                      .  File Trust registration
   statements including any                           statement simultaneously
   request for exemptive relief                       with Account Filing
   of mortality and expense changes.                  including mixed and shared
                                                      funding exemption.

 .  File, contract form, riders                     .  Respond to any additional
   and Contract application                           information requested by
   with all state insurance                           SEC and/or states, and
   departments as appropriate.                        prepare final prospectus
                                                      drafts for printing.  Outside
                                                      Legal fees charged to John
                                                      Hancock Advisers, Inc. cc #
                                                      5058; directly related inside
                                                      Legal fees charged to client
                                                      #053, matter #9282

 .  File pre-effective                              .  Print both
   amendments of registration                         prospectuses.
   statements.

                                       A1

                                   EXHIBIT A
                      REGULATORY RESPONSIBILITIES  (cont.)
                      ------------------------------------

 .  See Exhibit B. Section A.                       .  Costs of typesetting,
   Contract                                           printing in volume and
   Underwriting/Issue.)                               disseminating prospectuses
                                                      and SAIs, and supplements
                                                      thereto, net of expenses
                                                      chargeable to the Trust
                                                      under its management and
                                                      distribution agreement, will
                                                      be borne by Funds, Inc.

 .  File forms 10-K and 10-Q                        .  Obtain NASD approval of
   annually.                                          sales material (see Exhibit
                                                      C Section B).


 .  File annual post-effective                      .  Determine supply needed of
   amendments to prospectuses                         Trust's statement of
   for the Contract registration                      additional information, and
   statements (including rule                         print.
   24f-2 notice)
                                                   .  Print service forms. (This
                                                      service may be
                                                      accomplished with
                                                      assistance by Hancock or an
                                                      independent vendor).

                                                   .  File annual post-effective
                                                      amendments to prospectuses for the Trust
                                                      Registration Statement
                                                      (including rule 24f-2 notice
                                                      excluding fees).

                                       A2

                                   EXHIBIT B

                        A.   CONTRACT UNDERWRITING/ISSUE
                        --------------------------------

HANCOCK                                          FUNDS, INC.
- -------                                          -----------

 .  Establish underwriting                        .  Funds, Inc. may delegate a
   criteria for application                         portion or portions of its
   processing and rejections.                       responsibility under this
                                                    Exhibit B to John Hancock
                                                    Investor Services
                                                    Corporation.

 .  Periodically review                           .  Approve underwriting
   compliance.                                      criteria for application
                                                    processing and rejections.

 .  Review and adjudicate                         .  Review completed
   exception requests.                              application for compliance.

 .  Print contracts.                              .  Notify broker and/or
                                                    customer of any error or
                                                    missing data necessary for
                                                    underwriting.

                                                 .  Match contract with
                                                    application for delivery to
                                                    owners.

                                                 .  Establish and maintain all
                                                    records required for each
                                                    Contract owner.

                                                 .  Mail confirmation and other
                                                    statements to Contract
                                                    owner.

                                                 .  Mail contracts-according to
                                                    sales agreement.

                                      B1

                            B.   PREMIUM COLLECTIONS
                            ------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Approve criteria for                            .  Establish policy and
   procedures to be followed in                       procedures for premium
   premium processing (removed                        processing.
   by Benson, reinserted by
   Cleary).

                                                  .  Receive and verify
                                                     premium/purchase payment
                                                     and reconcile amount
                                                     received with remittance
                                                     media.

                                                 .  Update Contract owner
                                                    records to reflect receipt of
                                                    premium/purchase payment.

 .  Perform accounting and investment             .  Deposit all cash received in
   allocation of monies received                    accordance with the terms of
   including commission dollars into                the contracts and established
   funds of the separate account (see "G.           procedures (see C.
   Commissions").                                   Banking").

                                      B2

                                  C.   BANKING
                                  ------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

                                                   .  Funds, Inc. may delegate a
                                                      portion or portions of its
                                                      responsibility under this
                                                      Exhibit C to John Hancock
                                                      Investor Services
                                                      Corporation.

                                                   .  Balance, edit, endorse and
                                                      prepare daily deposit.

                                                   .  Place deposits in depository
                                                      account.

                                                   .  Transfer funds in depository
                                                      account to selected
                                                      investments within the
                                                      separate account.

                                                   .  Prepare daily cash journal
                                                      summary reports and
                                                      maintain same for review by
                                                      John Hancock.

                                                   .  Reconcile daily deposit and
                                                      disbursement accounts.

                                                   .  Transfer funds from separate
                                                      account and unregistered
                                                      separate account to
                                                      disbursement account for all
                                                      partial withdrawals and
                                                      surrenders.

                                       B3

                       D.   PRICING/VALUATION/ACCOUNTING
                       ---------------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Determine daily the "net                        .  Determine daily the "net
   amount available for                               amount available for
   investment" to/from the                            investment" to/from the
   Account in Trust shares, and                       Account, and place share
   place share purchases or                           purchase or redemption
   redemption orders with the                         orders with the account.
   Trust.

 .  Maintain and make available to                  .  Maintain and make available
   Funds, Inc. records used in                        to Hancock records used in
   determining "net amount                            determining "net amount
   available for investment.                          available for investment".

 .  Coordinate audits of Account                    .  Provide to Hancock
   financials conducted for                           information needed in
   purposes of financial statement                    determining Account unit
   certification and publication to                   values from the Trust,
   owners.                                            including daily net asset value,
                                                      capital gains or dividend
 .  Perform daily unit valuation                       distributions, and the number
   calculation of the Account and                     of Trust shares acquired or
   input into the Vantage System.                     sold during the immediately
                                                      preceding valuation period.
 .  Perform all other accounting                       Funds, Inc. may delegate a
   functions for Account including                    portion of its responsibility in
   preparation of financial reports                   this section to the Trust
   and coordinating the audit of                      custodian bank(s).
   such reports as necessary by
   independents auditors.

 .  Perform daily calculation of
   balancing assets to liabilities of
   the Account to the Trust.

 .  Maintain records of all Trust shares
   owned by the Account, including
   purchase and sale dates, cost and other
   information.

                                       B4

                              E.   CONTRACT OWNER
                              -------------------
                           SERVICE/RECORD MAINTENANCE
                           --------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Consult as necessary on                         .  Funds, Inc. may delegate a
   inquiries to or from regulatory                    portion or portions of its
   agencies.                                          responsibility under this
                                                      Exhibit E to John Hancock
 .  Maintain appropriate records.                      Investor Services
                                                      Corporation.

                                                   .  Receive and process all
                                                      owner service requests such
                                                      as information requests,
                                                      change of beneficiary,
                                                      transfers among Funds, etc.

                                                   .  Maintain daily records of all
                                                      changes made to Contract
                                                      owner accounts.

                                                   .  Research and respond to all
                                                      owner/broker inquires on
                                                      policies.

                                                   .  Coordinate responses to any
                                                      inquiries to or from
                                                      regulatory agencies.

                                                   .  Keep all required Contract
                                                      owner records.

                                                   .  Maintain adequate toll-free
                                                      lines to service inquiries.

                                                   .  Provide copies of, and or
                                                      access to, Contract owner
                                                      records to John Hancock
                                                      upon request.

                                       B5

                          F.   SURRENDERS/DEATH CLAIMS
                          ----------------------------

HANCOCK                                            FUNDS, INC.
- ---------                                          -----------


                                 1. Surrenders
                                 -------------
 .  Print checks for all surrender                  .  Receive and process requests
   requests.                                          for partial or full surrenders
                                                      from Contract owners.

                                                   .  Process all surrender requests
                                                      against the Contract master
                                                      records.

                                                   .  Forward checks for surrenders
                                                      to Contract owner, institution
                                                      or person designated by
                                                      owner.
 .  Print confirmation statements of
   disbursement transactions to Contract           .  Mail confirmation statements
   owners with copies to broker/dealers.              of disbursement transactions
                                                      to Contract owners with
                                                      copies to  broker/dealers.

                                                   .  Prepare report on surrenders.

                                                   .  For Contracts that annuitize,
                                                      calculate and pay periodic
                                                      annuity benefits.

                               2.  Death Claims
                               ----------------


 .  Investigate all accidental death                   Receive and process requests
   benefit claims.                                    from beneficiaries and
                                                      certified copies of death
                                                      certificates.


                           3.  Nursing Home Waivers
                           ------------------------


                                                   .  Receive and process requests
                                                      from owners for waiver of
                                                      surrender charges due to
                                                      nursing home admittance
                                                      evaluate and honor or deny.

                                       B6

                     ------------------------------------

                            4.  Suicide Provisions
                            ----------------------


 .  Establish rules as to when                      .  Inform John Hancock when a
   death claims require suicide                       death claim requires a suicide
   investigation.                                     investigation under the John
                                                      Hancock rules.

 .  Perform suicide investigation.                  .  Inform beneficiary that a
                                                      suicide investigation will be
                                                      performed.

 .  Determine whether claim is to                   .  Inform beneficiary of the
   be denied due to suicide                           acceptability or the  denial of
   exclusion and inform Funds,                        the claim as the result of the
   Inc. or JHISC.                                     investigation.

                                       B7

                                G.   COMMISSIONS
                                ----------------

HANCOCK                                            FUNDS, INC. AND
- --------                                           INSURANCE AGENCY
                                                   -----------------

 .  Fund commission payments                        .  Direct overall commission
   into commission operating                          payments for approved
   account.                                           business to appropriate
                                                      individuals.

 .  Fund commission operating                       .  Create and maintain detailed
   account for all net                                commission transaction
   commissions.                                       records for each financial
                                                      transaction processed.

                                                   .  Create commission adjustment
                                                      transactions as necessary due
                                                      to surrender, free look, and the
                                                      like.

                                                   .  Prepare commission
                                                      statements and checks for
                                                      broker/dealers.

                                                   .  Prepare commission and net
                                                      commission accounting
                                                      interface with Hancock as
                                                      required.

                                                   .  Maintain commission account.

                                       B8

                             H.   PROXY PROCESSING
                             ---------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Preparation and filing of any                   .  Establish record date
   Account solicitation materials                     information and file
   (apart from Trust solicitation                     appropriate Trust proxy
   material), and printing in                         materials.
   volume and mailing of any
   such materials.                                  .  Receive record date
                                                       information and proxy
                                                       solicitation materials from
                                                       Trust.

 .  Vote all Trust shares                            .  Prepare voting instruction
   proportionally to vote count                        cards, print all Trust
   received from Contract                              solicitation material in
   Owners by Funds, Inc.                               sufficient volumes, and mail
                                                       solicitation to Contract owners.

                                                    .  Tabulate votes in accordance
                                                       with SEC requirements.

                                                    .  Maintain all proxy registers
                                                       and other required material.

                                                    .  Provide vote tabulation to John
                                                       Hancock for vote by the
                                                       Account.

                                       B9

                    I.   PERIODIC REPORTS TO CONTRACT OWNERS
                    ----------------------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Review and approve annual                       .  Prepare and mail quarterly
   statement language.                                account statements to owners
                                                      and brokers.  This may be
                                                      deligated to John Hancock
                                                      Investor Services Corporation.

 .  Print quarterly account statements to           .  Prepare and mail
   owners and brokers.  This may be                   annual Account
   deligated to John Hancock Investor                 Statements to Contract
   Services Corporation.                              owners and brokers.

 .  Print annual Account                            .  Prepare, and print in volume,
   Statements to Contract owners                      all required  semi-annual and
   and brokers.                                       annual reports of the Trust.

                                                   .  Mail Trust reports to Contract
                                                      owners and brokers.

                                       B10

                            J.   REGULATORY REPORTS
                            -----------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

                            1.  Account Statements
                            ----------------------

 .  Prepare Hancock and Account                     .  Provide relevant financial
   financial statements.                              information for preparation of
                                                      Account financial statements.

 .  File required reports as to                     .  File required reports as to the
   Hancock and the account with                       Trust with Regulatory agencies
   regulatory agencies (IRS, etc.).                   (IRS, etc).

                           2.  Financial Statements
                           ------------------------

                                                   .  Prepare Trust financial
                                                      statements with copies to John Hancock.

                        3.  Reports to Contract Owners
                        ------------------------------

 .  Prepare and mail appropriate IRS
   reports to Contract owners (1099R,
   5498 IRAs, W-2P partials, etc.).

                                       B11

                               K.   PREMIUM TAXES
                               ------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Provide schedule of                             .  Provide gross purchase dollars
   withholding by state.                              by state.


 .  Submit premium taxes to
   appropriate states.                              .  Calculate premium tax for
                                                       states requiring payment up
                                                       front and provide to John
                                                       Hancock.

                                                   .  Calculate, withhold, and send
                                                      to John Hancock the applicable
                                                      premium taxes at time
                                                      annuitization.

                                       B12

                         L.   LICENSING RECORD KEEPING
                         -----------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Final approval of appointments                  .  Ensure that each selling agent
   and update agent records.                          is appropriately Licensed and
                                                      appointed by Hancock.
 .  Receive and process appointment
   paperwork.                                      .  Pay for Licensing.

 .  Charge fees to appropriate broker-              .  Train agents.
   dealers.

 .  Establish initial agent records.                .  Access to data base as
                                                      required.

 .  Maintain records for transfers between           .  Maintain records for transfers
   broker-dealers, and changes of                      between broker-dealers, and
   address.                                            changes of address.

                                       B13

                                   EXHIBIT C

                                  DISTRIBUTION
                                  ------------

                       A.   Appointment of Broker/Dealers
                       ----------------------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Hancock shall prepare and                       .  Funds, Inc. shall recommend
   forward all appointment forms                      NASD-registered broker-dealers,
   and applications to the                            with emphasis on VA and/or
   appropriate states and shall                       VL-Licensed broker-dealers, to
   maintain all contacts with the                     Hancock for appointment to sell
   states.                                            the Contracts. Funds, Inc. shall
                                                      act as liaison between Hancock
                                                      and Broker-dealers regarding
                                                      forms completion, fees, and
                                                      appointment questions.

 .  Hancock shall designate a                       .  Funds, Inc. shall ensure that
   contact through whom all                           executed appointment
   recommendations of registered                      documentation (including a
   representatives for appointment                    properly executed Soliciting
   as life insurance agents can be                    Dealer Agreement covering the
   processed, and shall supply                        offer and sale of the Contracts) is
   Funds, Inc. with appointment                       on hand at Hancock before any
   forms as needed.                                   broker-dealer serves as an
                                                      underwriter or selling group
                                                      member.


 .  Hancock shall maintain current
   files of appointed registered
   representatives broker-dealers,
   and Funds, Inc. shall have
   ongoing access, without prior
   notice during regular business
   hours, to such files for
   compliance verification.

                                       C1

                               B.  Sales Material
                               ------------------

HANCOCK                                            FUNDS, INC.
- -------                                            -----------

 .  Hancock shall consult with                      .  Funds, Inc. shall develop, print,
   Funds, Inc. in the development                     and bear the expenses of all
   of sales material.  Hancock shall                  promotional material to be used
   have the right to review and                       in the distribution of the
   approve such sales material and                    Contracts, in consultation with
   to require any modification that                   and subject to the approval of the
   may be mandated by regulatory                      Hancock (for prospectuses, see
   requirements or conflicts                          Article I).
   materially with other Hancock
   advertising material.

 .  Hancock shall be responsible for                .  Funds, Inc. shall be responsible
   obtaining approval of sales                        for obtaining NASD clearance
   material by state insurance                        wherever required for
   regulators wherever required,                      promotional material.
   and shall inform Funds, Inc. of
   such approval

                                                   .  Funds, Inc. shall maintain a
                                                      complete file of all sales
                                                      material, including approval
                                                      documentation, and make the file
                                                      available to the Hancock as
                                                      needed.

                                       C2